Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Vice President, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Record First Quarter 2011 Results and

Raises Financial Guidance for Fiscal Year 2011

Q1 2011 Revenues Increase 7.4%, GAAP Diluted EPS Increases 61% to $0.29

Non-GAAP Diluted EPS Increases 30% to $0.30

San Francisco, CA, May 19, 2011 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter of fiscal 2011 ended May 1, 2011 (“Q1 11”).

Q1 11 RESULTS

Net revenues in Q1 11 increased 7.4% to $771 million versus $718 million in Q1 10, including Internet net revenue growth of 20.8%. Comparable brand revenue in Q1 11 increased 9.0%.

Diluted earnings per share (“EPS”) in Q1 11 and Q1 10 on a GAAP and non-GAAP basis are reconciled in the table below:

First Quarter Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q1 11	Q1 10
GAAP Diluted EPS	$0.29	$0.18
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1 and 3)	$0.01	$0.03
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)	-	$0.02
Subtotal of Unusual Business Events	$0.01	$0.05
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)	$0.30	$0.23

During the quarter, the company repurchased 760,226 shares, or approximately $31 million, of its common stock and ended the quarter with $471 million in cash.

Laura Alber, President and Chief Executive Officer, commented, “The first quarter was a very strong quarter for the company. Net revenues increased 7%, and non-GAAP diluted earnings per share increased 30% to a record $0.30 per share. Comparable brand revenues increased 9%. An innovative merchandising strategy – supported by compelling price points, highly targeted ‘multi-channel’ marketing, and a superior customer experience – drove these better than expected results.”

Ms. Alber continued, “During the quarter, we continued to invest in our key growth initiatives – including increasing our penetration in e-commerce, expanding the reach of the West Elm brand, and extending our international presence. In e-commerce, net revenues increased 21%. In West Elm, comparable brand revenues increased 31%. And in international, we added two new franchised stores in Saudi Arabia and launched our first international e-commerce site in PBteen. While all of these initiatives are in their early stages of development, we believe each of them represents a long-term growth opportunity that we will continue to invest in throughout the year.”

Ms. Alber concluded, “As we look forward to Q2, our business is on track to deliver another record quarter. Each of our brands began the year with strong merchandising and marketing plans and despite ongoing softness in the home furnishings category overall, we are continuing to gain market share. As such, we are reiterating our second quarter non-GAAP EPS guidance of $0.33 to $0.36 per share and increasing our full year guidance to reflect the $0.02 outperformance we saw in Q1. This brings our fiscal year 2011 revenue growth to a range of 4% to 6% and our non-GAAP diluted EPS to a range of $2.13 to $2.21 versus $1.95 last year.”

Comparable brand revenue growth in Q1 11 increased 9.0% versus 18.1% in Q1 10 as shown in the table below. Comparable brand revenue growth includes both comparable store net revenues and total direct-to-customer net revenues. Outlet comparable store net revenues are included in their respective brands. See Exhibit 2 for quarterly comparable brand revenue growth history by concept.

First Quarter Comparable Brand Revenue Growth by Concept*

	Q1 11	Q1 10
Pottery Barn	7.9%	23.7%
Williams-Sonoma	3.1%	7.2%
Pottery Barn Kids	10.9%	24.3%
West Elm	31.1%	10.1%
PBteen	7.5%	21.7%
Total	9.0%	18.1%

*	See Exhibit 2 for the definition of comparable brand revenue.

Direct-to-customer (“DTC”) net revenues in Q1 11 increased 12.5% to $344 million versus $306 million in Q1 10, primarily driven by the Pottery Barn, Pottery Barn Kids, West Elm and Williams-Sonoma brands. Internet net revenues increased 20.8% to $290 million in Q1 11 versus $240 million in Q1 10. DTC net revenues generated 45% of total company net revenues in Q1 11 versus 43% in Q1 10, representing a channel mix shift of 200 basis points.

Retail net revenues in Q1 11 increased 3.6% to $427 million versus $412 million in Q1 10, primarily driven by the West Elm, Pottery Barn and Williams-Sonoma brands. Excluding the Williams-Sonoma Home stores that were closed at the end of FY 10, retail net revenues increased 5.3%. Comparable store sales in Q1 11 increased 6.7% versus 17.0% in Q1 10.

Gross margin expressed as a percentage of net revenues in Q1 11 was 38.4% versus 37.7% in Q1 10. Excluding the 10 basis point impact related to unusual business events in Q1 10, non-GAAP gross margin expressed as a percentage of net revenues was 38.4% in Q1 11 versus 37.8% in Q1 10 (see Note 3 in Exhibit 1). This 60 basis point improvement was primarily driven by the leverage of fixed occupancy expenses due to increasing net revenues. This improvement was partially offset by higher promotional activity (including shipping fees) and the impact of international franchise operations.

Selling, general and administrative (“SG&A”) expenses in Q1 11 were $244 million or 31.7% of net revenues versus $238 million or 33.2% in Q1 10. Excluding the 20 basis point impact related to unusual business events in Q1 11 and the 130 basis point net impact in Q1 10, non-GAAP SG&A expenses were $243 million or 31.5% of net revenues in Q1 11 versus $229 million or 31.9% in Q1 10 (see Notes 1 through 3 in Exhibit 1). This 40 basis point decrease was primarily driven by lower incentive compensation costs and a decrease in other general expenses. This decrease was partially offset by a higher proportion of net revenues being generated in the DTC channel which incurs advertising expenses at a higher rate than the retail channel.

Merchandise inventories at the end of Q1 11 increased 5.9% to $532 million versus $502 million at the end of Q1 10. This compares to Q1 11 revenue growth of 7.4%.

First Quarter GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q1 11	Q1 10	Q1 11	Q1 10	Q1 11			Q1 10			Q1 11	Q1 10
Net Revenues	$344,121	$305,857	$426,704	$411,780		$-			$-		$770,825	$717,637
GAAP EBT**	74,914	68,611	30,479	22,580		<53,694	>		<58,858	>	51,699	32,333
% of Net Revenues	21.8%	22.4%	7.1%	5.5%		<7.0%	>		<8.2%	>	6.7%	4.5%
Unusual Business Events (Notes 1 through 3)	-	-	1,522	6,038		-			3,347		1,522	9,385
Non-GAAP EBT Excluding Unusual Business Events	$74,914	$68,611	$32,001	$28,618	$	<53,694	>	$	<55,511	>	$53,221	$41,718
% of Net Revenues	21.8%	22.4%	7.5%	6.9%		<7.0%	>		<7.7%	>	6.9%	5.8%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Earnings/<Loss> Before Income Taxes (“EBT”).

STOCK REPURCHASE PROGRAM

During Q1 11, we repurchased and retired 760,226 shares of our common stock at a weighted average cost of $41.11 per share and a total cost of approximately $31 million. There remains an aggregate of approximately $94 million available for repurchases under the $125 million stock repurchase program authorized by our Board in January 2011.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FY 11 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 11 ACT		Q2 11 GUID	Q3 11 GUID	Q4 11 GUID	FY 11 GUID
DTC Revenue	$344		$355 - $365	$385 - $395	$505 - $515	$1,589 - $1,619
Retail Revenue	$427		$450 - $460	$460 - $470	$735 - $750	$2,072 - $2,107
Total Net Revenues	$771		$805 - $825	$845 - $865	$1,240 - $1,265	$3,661 - $3,726
DTC % Growth vs. FY 10	12.5%		9 – 12%	9 – 11%	8 – 10%	9 – 12%
Retail % Growth vs. FY 10*	5.3%		2 – 4%	1 – 3%	2 – 4%	2 – 4%
Total % Growth vs. FY 10	7.4%		4 – 6%	4 – 6%	4 – 6%	4 – 6%
Comparable Brand Revenue Growth**	9.0%		7 – 9%	6 – 8%	6 – 8%	6 – 8%
Comparable Store Sales**	6.7%		2 – 4%	2 – 4%	2 – 4%	3 – 5%
LSF % Change	<4.3%	>	<4> – <5> %	<3> – <4> %	<1> – <2> %	<1> – <2> %
Catalog Circ % Change	<1.7%	>	0 – <1> %	<2> – <3> %	<1> – 1%	<1> – 1%

*	Retail % growth rates exclude FY 10 Williams-Sonoma Home retail net revenues of approximately $28 million that will not recur in FY 11. Including the Williams-Sonoma Home stores that were closed at the end of FY 10, retail % growth by quarter and FY 11 would be as follows: 3.6%, 0 - 2%, 0 - 2%, 1 - 3%, and 1 - 3%, respectively.

**	See Exhibit 2 for the definition of comparable brand revenue.

•	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 10 ACT	Q1 11 ACT				Q2 11 GUID			FY 11 GUID
Retail Concept	Total	Reclass*	Open	Close	End	Open	Close	End	Reclass*	Open	Close	End
Williams-Sonoma	260	8	2	<2>	268	1	<1>	268	8	4	<10>**	262
Pottery Barn	193	10	3	<5>	201	4	<3>	202	10	7	<12>**	198
Pottery Barn Kids	85	-	-	-	85	1	<2>	84	-	1	<2>	84
West Elm	36	-	-	<1>	35	-	-	35	-	2	<2>	36
Outlets*	18	<18>	-	-	-	-	-	-	<18>	-	-	-
Total	592	-	5	<8>	589	6	<6>	589	-	14	<26>	580

*	Beginning in FY 11, Outlet stores have been reclassified into their respective brands.

**	FY 11 store closing numbers include 21 permanent store closures. FY 11 total store opening and closing numbers for Williams-Sonoma and Pottery Barn include 1 and 4 stores, respectively, for temporary closure and re-opening due to remodeling. Total store opening numbers for Pottery Barn also include 1 store for FY 11 re-opening of a store closed in FY 10 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q2 and Fiscal Year

	Q2		FY
	11 GUID	10 ACT	11 GUID	10 ACT
GAAP	37.9 - 38.1%	37.0%	39.7 - 39.9%	39.2%
Non-GAAP*	37.9 - 38.1%	37.0%	39.7 - 39.9%	39.2%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of less than 10 basis points in Q2 10 and less than 10 basis points in FY 10 (see Note 3 in Exhibit 1).

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q2 and Fiscal Year

	Q2		FY
	11 GUID	10 ACT	11 GUID	10 ACT
GAAP	30.6 - 30.8%	30.4%	29.7 - 29.9%	30.0%
Non-GAAP*	30.5 - 30.7%	29.8%	29.6 - 29.8%	29.4%

*	The non-GAAP SG&A percentages above exclude the impact of unusual business events of approximately 10 basis points in Q2 11 and in FY 11. The non-GAAP SG&A percentages above exclude the net impact of unusual business events of 60 basis points in Q2 10 and in FY 10 (see Notes 1 through 4 in Exhibit 1).

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q2 and Fiscal Year

	Q2		FY
	11 GUID	10 ACT	11 GUID	10 ACT
Interest <Income>/Expense	$0.0	$0.1	$0.0	$0.4

•	Income Taxes

❑

The income tax rate in FY 11 is projected to be in the range of 37% to 39%. This compares to an income tax rate in FY 10 of 38.0%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted EPS

❑	See Exhibit 1 for quarterly and FY 11 diluted EPS guidance and a reconciliation of quarterly and FY 10 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q2 and Fiscal Year

	Q2		FY
	11 GUID	10 ACT	11 GUID	10 ACT
Merchandise Inventories	$545 - $565	$519	$540 - $560	$513
Depreciation and Amortization	$33 - $34	$35	$135 - $139	$145
Amortization of DLI	$7	$8	$27 - $28	$37

❑	Capital spending in FY 11 is projected to be approximately $135 million - $150 million, compared to capital spending of $62 million in FY 10.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 19, 2011, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages, non-GAAP segment EBT and non-GAAP diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our former CEO; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our future financial guidance and results; our performance and our growth drivers; our key growth initiatives; our expectations regarding our e-commerce channel; our expectations regarding capital spending; our expectations regarding our capital investments; our stock purchases; and the variability of our tax rates.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 11; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2011 and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products representing six distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 589 stores, six direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 1, 2011 AND MAY 2, 2010

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FIRST QUARTER
	2011		2010
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Direct-to-customer revenues	$344,121	44.6%	$305,857	42.6%
Retail revenues	426,704	55.4	411,780	57.4

Net revenues	770,825	100.0	717,637	100.0
Total cost of goods sold	474,942	61.6	447,079	62.3

Gross margin	295,883	38.4	270,558	37.7
Selling, general and administrative expenses	244,183	31.7	238,097	33.2

Earnings from operations	51,700	6.7	32,461	4.5
Interest expense, net	1	-	128	-

Earnings before income taxes	51,699	6.7	32,333	4.5
Income taxes	20,084	2.6	12,795	1.8

Net earnings	$31,615	4.1%	$19,538	2.7%

Earnings per share:
Basic	$0.30		$0.18
Diluted	$0.29		$0.18
Shares used in calculation of earnings per share:
Basic	104,918		107,129
Diluted	107,183		109,639

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	May 1, 2011	January 30, 2011	May 2, 2010
Assets
Current assets
Cash and cash equivalents	$471,023	$628,403	$404,853
Restricted cash	12,516	12,512	12,500
Accounts receivable, net	42,059	41,565	34,581
Merchandise inventories, net	532,125	513,381	502,387
Prepaid catalog expenses	37,037	36,825	36,773
Prepaid expenses	33,145	21,120	38,147
Deferred income taxes	85,688	85,612	92,287
Other assets	7,769	8,176	7,938

Total current assets	1,221,362	1,347,594	1,129,466
Property and equipment, net	724,321	730,556	800,963
Non-current deferred income taxes	29,892	32,646	50,228
Other assets, net	21,176	20,966	16,103

Total assets	$1,996,751	$2,131,762	$1,996,760

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$192,439	$227,963	$177,938
Accrued salaries, benefits and other	70,508	122,440	78,093
Customer deposits	189,813	192,450	186,066
Income taxes payable	7,625	41,997	4,278
Current portion of long-term debt	1,542	1,542	1,587
Other liabilities	24,826	25,324	23,021

Total current liabilities	486,753	611,716	470,983
Deferred rent and lease incentives	199,793	202,135	228,792
Long-term debt	7,097	7,130	8,642
Other long-term obligations	52,396	51,918	57,948

Total liabilities	746,039	872,899	766,365
Shareholders' equity	1,250,712	1,258,863	1,230,395

Total liabilities and shareholders' equity	$1,996,751	$2,131,762	$1,996,760

ADDITIONAL INFORMATION

	Store Count						Average Leased Square Footage Per Store
Retail Concept	January 30, 2011	Reclass*	Openings	Closings	May 1, 2011	May 2, 2010	May 1, 2011*	May 2, 2010
Williams-Sonoma	260	8	2	<2>	268	259	6,500	6,300
Pottery Barn	193	10	3	<5>	201	199	13,800	13,000
Pottery Barn Kids	85	-	-	-	85	85	8,200	8,100
West Elm	36	-	-	<1>	35	37	17,200	17,000
Williams-Sonoma Home	-	-	-	-	-	11	-	13,200
Outlets*	18	<18>	-	-	-	19	-	19,100

Total	592	-	5	<8>	589	610	9,900	9,900

	Total Store Square Footage
	January 30, 2011				May 1, 2011	May 2, 2010
Total store selling square footage	3,609,000				3,576,000	3,754,000
Total store leased square footage	5,831,000				5,805,000	6,066,000

* Beginning in FY 11, Outlet stores and their leased square footage have been reclassified into their respective brands.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 1, 2011 AND MAY 2, 2010

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2011	2010
	(13 Weeks)	(13 Weeks)
Cash flows from operating activities
Net earnings	$31,615	$19,538
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	32,878	39,002
Loss on sale/disposal of assets	248	275
Impairment of assets	172	2,032
Amortization of deferred lease incentives	(6,939)	(11,910)
Deferred income taxes	(2,104)	(3,582)
Tax benefit from exercise of stock-based awards	5,145	7,035
Stock-based compensation expense	5,227	8,756
Changes in:
Accounts receivable	(326)	9,688
Merchandise inventories	(18,227)	(35,660)
Prepaid catalog expenses	(212)	(3,996)
Prepaid expenses and other assets	(11,779)	(15,201)
Accounts payable	(42,047)	(5,832)
Accrued salaries, benefits and other current and long-term liabilities	(52,272)	(26,026)
Customer deposits	(2,912)	(9,418)
Deferred rent and lease incentives	4,691	(1,025)
Income taxes payable	(34,461)	(43,982)

Net cash used in operating activities	(91,303)	(70,306)

Cash flows from investing activities:
Purchases of property and equipment	(22,236)	(17,431)
Restricted cash deposits	(4)	(12,500)
Other, net	27	23

Net cash used in investing activities	(22,213)	(29,908)

Cash flows from financing activities:
Repayments of long-term obligations	(33)	(30)
Net proceeds from exercise of stock-based awards	5,304	8,487
Tax withholdings related to stock-based awards	(7,293)	(7,285)
Excess tax benefit from exercise of stock-based awards	4,006	2,836
Payment of dividends	(15,782)	(12,901)
Repurchase of common stock	(31,250)	-

Net cash used in financing activities	(45,048)	(8,893)

Effect of exchange rates on cash and cash equivalents	1,184	17
Net decrease in cash and cash equivalents	(157,380)	(109,090)
Cash and cash equivalents at beginning of period	628,403	513,943

Cash and cash equivalents at end of period	$471,023	$404,853

Exhibit 1

Reconciliation of FY 11 Guidance and FY 10 Actual GAAP to Non-GAAP Diluted

Earnings Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 11 ACT	Q2 11 GUID	Q3 11 GUID	Q4 11 GUID	Weighted Share Effect***	FY 11 GUID**
2011 GAAP Diluted EPS**	$0.29	$0.32 - $0.35	$0.36 - $0.39	$1.15 - $1.20	<$0.02>	$2.11 - $2.19
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.01	$0.01	-	-	-	$0.02
Subtotal of Unusual Business Events*	$0.01	$0.01	-	-	-	$0.02
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)**	$0.30	$0.33 - $0.36	$0.36 - $0.39	$1.15 - $1.20	<$0.02>	$2.13 - $2.21

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 ACT	Weighted Share Effect***	FY 10 ACT**
2010 GAAP Diluted EPS	$0.18	$0.28	$0.34	$1.05	<$0.02>	$1.83
Impact of Accelerated Vesting Charge for CEO Retirement (Note 2)*	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.03	$0.02	$0.02	$0.02	$0.01	$0.10
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.02	$0.02	-	$0.12
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 5)*	$0.23	$0.31	$0.35	$1.08	<$0.02>	$1.95

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

**	Quarterly diluted EPS guidance amounts will vary within the ranges above. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

***	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses within the retail segment. During Q2 11, we expect to incur charges associated with early lease terminations of approximately $0.01 per diluted share or 10 basis points of SG&A expenses within the retail segment. We anticipate these charges will result in an impact to SG&A expenses of approximately 10 basis points for FY 11.

Note 2:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s former CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, there was an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For Q4 10, we incurred additional charges of approximately $0.02 per diluted share, or approximately 30 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. For FY 10, we incurred total charges of approximately $0.10 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 10, we recorded a credit of $0.4 million in SG&A within the unallocated segment against previous charges recorded in FY 09 associated with the early exit of excess distribution capacity. This benefit was less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 11 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 10 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Exhibit 2

Quarterly Comparable Brand Revenue Growth History by Concept*

FY 2010 – FY 2006

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10
Pottery Barn	23.7%	19.1%	16.1%	13.7%	17.7%
Williams-Sonoma	7.2%	6.6%	2.3%	4.8%	5.0%
Pottery Barn Kids	24.3%	24.9%	11.7%	9.7%	16.4%
West Elm	10.1%	19.0%	23.6%	29.3%	20.8%
PBteen	21.7%	22.0%	17.1%	23.4%	21.1%
Total	18.1%	16.5%	12.5%	10.9%	13.9%

	Q1 09	Q2 09	Q3 09	Q4 09	FY 09
Pottery Barn	<27.9%>	<20.7%>	<2.7%>	8.1%	<11.1%>
Williams-Sonoma	<14.1%>	<11.6%>	<3.7%>	5.9%	<3.2%>
Pottery Barn Kids	<27.7%>	<25.8%>	<5.2%>	9.4%	<12.0%>
West Elm	<29.4%>	<30.9%>	<19.7%>	<4.3%>	<21.7%>
PBteen	<16.8%>	<22.4%>	<0.7%>	17.6%	<4.7%>
Total	<24.3%>	<20.1%>	<4.6%>	7.2%	<9.3%>

	Q1 08	Q2 08	Q3 08	Q4 08	FY 08
Pottery Barn	<9.6%>	<14.0%>	<26.5%>	<31.9%>	<21.4%>
Williams-Sonoma	<3.5%>	<3.0%>	<10.8%>	<16.2%>	<10.4%>
Pottery Barn Kids	<11.5%>	<10.5%>	<17.0%>	<23.5%>	<16.1%>
West Elm	1.9%	1.3%	<12.6%>	<22.0%>	<8.2%>
PBteen	29.4%	25.1%	<2.4%>	<14.5%>	4.8%
Total	<6.4%>	<8.2%>	<19.2%>	<23.9%>	<15.6%>

	Q1 07	Q2 07	Q3 07	Q4 07	FY 07
Pottery Barn	0.3%	1.6%	0.6%	<0.7%>	0.3%
Williams-Sonoma	0.5%	3.3%	2.1%	2.5%	2.2%
Pottery Barn Kids	0.1%	<3.5%>	0.7%	<2.6%>	<1.4%>
West Elm	19.6%	24.1%	17.8%	4.4%	15.3%
PBteen	19.8%	17.7%	26.7%	30.8%	24.9%
Total	1.8%	2.8%	3.0%	1.5%	2.2%

	Q1 06	Q2 06	Q3 06	Q4 06	FY 06
Pottery Barn	4.6%	1.0%	<3.1%>	<2.4%>	<0.3%>
Williams-Sonoma	3.5%	2.3%	3.9%	4.3%	3.7%
Pottery Barn Kids	11.4%	14.2%	7.6%	4.4%	9.0%
West Elm	20.0%	12.7%	10.1%	11.2%	13.0%
PBteen	15.1%	18.2%	14.1%	12.2%	14.5%
Total	6.3%	4.3%	1.4%	1.8%	3.2%

*	Comparable Brand Revenue Growth includes both comparable store net revenues and total direct-to-customer net revenues. Outlet comparable store net revenues are included in their respective brands. See the company’s 10-K and 10-Q filings for the definition of comparable stores.